EXHIBIT 10.08
                                    AMENDMENT
                                       TO
                                OPTION AGREEMENT

                                    (FRIDAY)

         This Amendment to Friday Option Agreement is entered into this 5th day of September, 1997, by and between Arctic Fox Ltd., a Delaware corporation, whose address is in care of Joe Gray, 669 Gray Fox Lane, Corvallis, Montana 59828 ("Owner"), Idaho Consolidated Metals Corporation, a British Columbia corporation, whose address is P.O. Box 1124 Lewiston, Idaho 83501 ("ICMC"), Idaho Gold Corporation, a Nevada corporation, whose address is in care of Bema Gold Corporation, 1400-510 Burrard Street, Vancouver, B.C. V6C 3A8 ("IGC"), and Cyprus Gold Exploration Corporation, a Delaware corporation, whose address is 9100 East Mineral Circle, Englewood, Colorado 80112 ("Cyprus").

                                    RECITALS

         A. Owner's predecessors in interest, Joyce Mines, Inc. and Thunderbird Resources, Inc. (collectively, the "Owner" therein), entered into that certain "Option Agreement" dated July 11, 1985, with Amir Mines Ltd. (the "Optionee" therein), as amended by that agreement among the same parties dated September 18, 1985, (such option agreement, as amended, hereinafter referred to as the "Friday Properties Agreement"), covering certain patented and unpatented mining claims and agreements concerning such mining claims situated in Idaho County, Idaho;

         B. Amir Mines Ltd. entered into a joint venture agreement dated October l, 1985 with Normine Resources Ltd., and by that certain Agreement dated June 26, 1986, Amir Mines Ltd. assigned its interest in the Friday Properties Agreement, the properties covered thereby and the joint venture to Amir Mines (U.S.) Inc.

         C. Owner, by mesne assignments, succeeded to the entire interest of Joyce Mines, Inc. in the Friday Properties Agreement;

         D. By mesne assignments, IGC succeeded to the interest of the Optionee, including that of Amir Mines Limited, Amir Mines (U.S.) Inc. and Normine Resources Limited in the Friday Properties Agreement.

         E. ICMC and IGC entered into that certain Mineral Lease Agreement dated July 9, 1996 (the "IGC Agreement"), under which ICMC succeeded to the interest of the Optionee in the Friday Properties Agreement subject to the terms of the IGC Agreement.

         F. ICMC entered into a binding letter agreement dated June 13, 1997, with Cyprus under which Cyprus succeeded to the interest of the Optionee under the Friday Properties Agreement and became the "Optionee" for all purposes thereof, and under which ICMC agreed to contribute the Friday Properties Agreement, subject to the IGC Agreement, and all of ICMC's interests in mining claims covered thereby, to the purposes of the Joint Venture created by that June 13, 1997 letter agreement.

         G. There have arisen disputes among Owner, IGC and ICMC with respect to the interpretation of the Friday Properties Agreement, and Owner, IGC, ICMC and Cyprus desire to further amend the Friday Properties Agreement to delete certain claims and add others, and thereby to conform the definition of "Mining Property" therein to the properties actually held by the parties pursuant to the agreement as set forth herein.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. "Mining Property" Defined. Schedule A of the Friday Properties Agreement is deleted in its entirety and in its place is inserted the new "Exhibit A," attached hereto and by this reference incorporated herein. Section 18 of the Friday Properties Agreement established an "area of interest" under which acquisitions of mining rights by the Owner prior to the effective date of this Amendment within the defined "Area of Interest" would be made subject to the Friday Properties Agreement. Section 18 did not require the Optionee or its successors and/or assigns to similarly make acquired properties subject to the Friday Properties Agreement. Cyprus' predecessor located the Z Group of claims, more particularly described in Part II of Exhibit A attached hereto. Notwithstanding that clear impact of Section 18, and as additional consideration for this Amendment, the Z Claims shall be deemed to be "Mining Property" for all purposes of the Friday Properties Agreement.

         2. Owner's Interest. Owner's undivided interest or right to acquire an interest is as set forth in Exhibit A.

         3. Scheduled Payments Clarified. Payments due to Owner and to third parties pursuant to underlying leases, options and other agreements affecting the Mining Property are set forth in Exhibit B.

         4. Area of Interest. Section 18 of the Friday Properties Agreement is deleted in its entirety and any acquisitions within that Area of Interest hereafter by any party to the Friday Properties Agreement shall be free from the rights formerly provided in Section 18.

         5. Right of Assignment. A new Section 18 replacing that deleted in Paragraph 4 of this Amendment shall be inserted to read as follows:

                               Right of Assignment

               Optionee may not transfer or assign this option agreement without the prior written consent of the Owner; provided that Optionee may freely reassign this agreement to ICMC or may transfer or assign this agreement or any interest therein or in the Mining Properties to affiliates or to Amax

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
               Gold Inc., whose address is 9100 E. Mineral Circle, Englewood, Colorado 80112, and provided further that Optionee may transfer, assign, encumber, or convey this Option Agreement, the Mining Property, or any interest therein, in connection with financing a project on or for the benefit of the Mining Property. For purposes hereof "affiliate" means any person, corporation, limited liability company, or, other legal entity (excepting a general partnership, joint venture, or limited partnership) which directly or indirectly controls, is controlled by, or is under common control of Optionee.

         6.        Default Rectification.

                  (a) Delete the last sentence of Section 5.1 and in its place insert the following:

                  The Optionee may prepay all or any part of the $300,000., whether or not Optionee may be in default or alleged to be in default of this option agreement, and upon the payment by Optionee, its predecessors and/or successors of the total amount of $300,000., Owner's deeds delivered into escrow pursuant to Section 21.1 of this Option Agreement conveying and transferring all Owner's right, title and interest in and to this Option Agreement, and/or the Mining Property, shall be delivered to Optionee.

                  (b) Article 21 shall be deleted in its entirety and in its place inserted the following:


                         Escrow; Default; Right to Cure

         21.1 On or before September 26, 1997, (a) ICMC, IGC, and Cyprus will execute, release and quitclaim deeds, in the form attached to this Agreement as Exhibit D-1 (referred to as the "Optionee's Deed"), transferring this -option agreement and conveying their respective claims to Owner, and (b) Owner will execute release and quitclaim deeds, in the form attached to this option agreement as Exhibit D-2 (referred to as the "Owner's Deed"), transferring this option agreement and the Mining Property to Optionee. The Optionee's Deed and Owner's Deed will be delivered to an escrow company in Missoula Montana, mutually satisfactory to the parties (hereinafter referred to as an "Escrow Agent"), to be held subject to instructions mutually satisfactory to the parties, and subject to the Optionee's right to cure set forth in Section 21.2 below, shall either be (a) recorded upon the termination or expiration of the Friday Properties Agreement, or
         (b) returned to Optionee when Optionee, its predecessors and/or successors shall have paid to owner, its purchasers or successors, the total amount of $300,000., and has made all the option payments as contemplated by Article 3 ("Option Payments") and Section 5.1 ("Net Smelter Return") of this option agreement. In the case of the Owner's Deed, the Escrow Agent shall deliver the Owner's Deed upon Optionee, fulfilling all of its purchase obligations under Friday Properties

         Agreement by the payment or prepayment, Owner, its predecessors and/or successors of an accumulated sum of $300,000.

         21.2 If Optionee shall default or fail to perform fully and promptly any of the terms of this option agreement, such default or failure shall continue for a period of thirty (30) days after either (a) written notice to the parties to this option agreement specifying the default (and the payment or action(s) necessary to cure the default) is provided to Optionee pursuant to this option agreement, without being remedied, satisfied and discharged, or (b), if Optionee shall in good faith dispute the existence of a default, an award of arbitration pursuant to Article 26 of this Agreement determining that Optionee is in default, then Owner, as applicable, may, at its option and subject to Optionee's cure rights provided for in Section 21.3 below, declare this option agreement to be terminated and forfeited and any and all rights, privileges, and interests of Optionee, including IGC, ICMC and/or Cyprus, in this Agreement and the Mining Properties shall be null, void and at an end.

         21.3 Optionee shall have the right, but not the obligation, to cure any default or failure under this option agreement by substantially performing as set forth in the notice or by commencing to substantially perform the same within the thirty (30) day period following notice; provided that Optionee may cure any and all defaults or alleged defaults by payment or prepayment of an amount necessary to bring the cumulated payments to Owner, its predecessor and successors, to a total of $300,000. For example, if the total accumulation of option payments, royalties and minimum royalties paid to Owner at the time of a default or alleged default shall equal $200,000., the Optionee may, in any case cure any default by the tender of the sum of $100,000., bringing the total payment to owner, its predecessors and/or successors to $300,000.

         21.4 In the event of termination, forfeiture, and cancellation, as provided for herein, all sums paid hereunder by Optionee or its predecessors in interest and all improvements made on the Mining Property shall become the property of Owner, and shall be deemed to be the stipulated rental and lease payable for occupancy and use of the Mining Property and as liquidated damages for the breach of this option agreement.

         7. Arbitration. Article 26 shall be deleted in its entirety, and in its place inserted the following:

         26.1 Any and all disputes, controversies and claims between the parties arising out of this option agreement shall be amicably and promptly settled by negotiation and consultation among them. In the event the parties are
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
         unable to settle such a dispute, controversy or claim by negotiation and consultation within sixty (60) days, either party may submit the dispute to arbitration in accordance with the terms of this Section. All arbitrations shall be conducted at such place as may be agreed and, in the absence of agreement, in Denver, Colorado under the rules of the American Arbitration Association. All disputes submitted to arbitration shall be determined pursuant to the laws of the State of Montana. All decisions of the panel of arbitrators on any matter submitted for arbitration in accordance with this option agreement shall be final and binding on the parties. Damages for which a party may be liable shall not include incidental or consequential damages, the loss of business opportunity or punitive damages. The parties further acknowledge that monetary damages awarded under this Section may not be an adequate remedy for a breach of this option agreement and agree that any party may apply for specific performance and injunctive relief to prevent such a breach.

         8. Right to Data. Section 20.2 shall be deleted in its entirety and in its place inserted the following:

         20.2 Optionee will provide quarterly regular technical reports on its activities. Owner will have access to inspect non-interpretive data, studies, reports, and other information at reasonable times. Cyprus will provide Owner copies of such at Owner's request without warranty or representation, express or implied, of the accuracy or fitness of the data for any purpose.

         9. Ratification. A copy of the Friday Properties Agreement is attached hereto as Exhibit C and by this reference incorporated herein. Except as specifically amended herein, the Friday Properties Agreement remains in full force and effect. Owner confirms that as of the effective date hereof all of the obligations of the Optionee thereunder have been fully performed and that neither IGC, ICMC, nor Cyprus nor any of their predecessors are in default thereof.

         IN WITNESS WHEREOF the parties hereto have executed this Amendment to Option Agreement on the day and year first above written.

ARTIC FOX LTD.                      CYPRUS GOLD EXPLORATION
                                            CORPORATION

By:   /S/JOY GRAY                           By: /S/ DAVID WATKINS
Name:   Joy Gray                            Name: David Watkins
Title:  sec. treas.                         Title: President

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
SIGNATURE PAGE

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
SIGNATURE PAGE

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
                                    EXHIBIT A
                                       TO
                                    AMENDMENT
                                       TO
                             FRIDAY OPTION AGREEMENT

                               THE MINING PROPERTY

Part I: Friday Group

A.       Patented Claims

             Claim Name             MS Number    Patent Number Owner's Interest
         Regina                      MS 1833          39226         100%
         Friday, Friday Fraction,    MS 1834          41174         100%
         Alaska 3, Alaska 4

B.       Unpatented Claims

         Claim Name               BLM Number              Owner's Interest

         Black Lady 1                  28654                         100%
         Black Lady 2                  28655                         100%
         Hidden Valley 1 28656         100%
         Hidden Valley 2 28657         100%
         Hidden Valley 3 28658         100%
         Jon 1                         28982                         100%
         Jon 2                         28983                         100%
         Jon 3                         28984                         100%
         Jon 4                         28985                         100%
         Jon 5                         28986                         100%
         Jon 6                         28987                         100%
         Jon 7                         28988                         100%
         Jon 11                        28989                         100%
         Jon 12                        28990                         100%
         Jon 13                        28991                         100%
         Jon 14                        28992                         100%
         Jon 15                        28993                         100%
         Jon 16                        28994                         100%
         Jon 17                        28995                         100%
         Jon 18                        28996                         100%
         Jon 25                        28997                         100%
         Jon 26                        28998                         100%

         Claim Name               BLM Number              Owner's Interest
         RL 21                         105337                        100%
         RL 23                         105339                        100%
         RL 40                         105358                        100%
         RL 42                         105360                        100%
         RL 43                         105361                        100%
         RL 44                         105362                        100%
         RL 45                         105363                        100%
         RL 58                         105376                        100%
         RL 60                         105378                        100%
         RL 61                         105379                        100%
         Spec 10                       28969                         100%
         Spec 11                       28970                         100%
         Spec 12                       28971                         100%
         Spec 13                       28972                         100%
         Spec 23                       28973                         100%
         Spec 24                       28974                         100%
         Spec 25                       28975                         100%
         Spec 26                       28976                         100%
         Spec 27                       28977                         100%
         Spec 28                       28978                         100%
         Spec 29                       28979                         100%
         Spec 30                       28980                         100%
         Spec 34                       28981                         100%
         Tip Top 1                     28662                         100%
         CNTL #1                       100371                        100%
         CNTL #2                       100372                        100%
         CNTL #20                      100390                        100%


PART II: Z Group
         -------

         Claim Name               BLM Number              Owner's Interest

         Z-14                          111509                        100%
         Z-15                          111510                        100%
         Z-16                          111511                        100%
         Z-17                          111512                        100%
         Z-21 A                        124313                        100%
         Z-22                          124314                        100%
         Z-22 A                        124315                        100%
         Z-23                          111517                        100%
         Z-25                          111519                        100%
         Z-27                          111521                        100%
         Z-28                          111522                        100%

         Claim Name               BLM Number              Owner's Interest

         Z-29                          111523                        100%
         Z-30                          111524                        100%
         Z-31                          111525                        100%
         Z-32                          111526                        100%
         Z-33                          111527                        100%
         Z-34                          111528                        100%

                                    EXHIBIT B
                                       TO
                                    AMENDMENT
                                       TO
                             FRIDAY OPTION AGREEMENT

                               SCHEDULED PAYMENTS

Amount Due to Arctic Fox on execution of this amendment          $ 17,640.00

Balance Remaining After Payment of Amount Due on execution
Of this Amendment                                                $159,000.00

                                       B-1